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Exhibit 10.19

Spencer Trask Intellectual Capital Company LLC
535 Madison Avenue, 18th Floor
New York, New York 10022

April 14, 2005

Information Services Extended, Inc.
6301 Northwest Fifth Way, Suite 4000
Fort Lauderdale, Florida 33309-6186
Attn: Mr. Edgar Downs
    President and Chief Executive Officer

Aptas, Inc.
1517 Blake Street, Suite 200
Denver, Colorado 80202
Attn: Mr. Perry Evans
    President and Chief Executive Officer

Gentlemen:

        The undersigned, Spencer Trask Intellectual Capital Company, LLC ("STIC"), is entering into the Stock Purchase Agreement, dated as of April 14, 2005 (the "SPA"), by and among Aptas, Inc. ("Aptas"), STIC and International Business Machines Corporation. As a result of the transactions contemplated by the SPA, Information Services Extended, Inc. ("ISx") will become a wholly-owned subsidiary of Aptas. In consideration of the benefits to be derived by the undersigned from the consummation of the transactions contemplated by the SPA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

        1.     The undersigned will provide a cash contribution facility (the "Fund") to ISx in the aggregate amount of up to $1,000,000. The Fund shall be used for bona fide working capital purposes only and for no other purpose. Following the earlier to occur of (i) December 31, 2005 and (ii) the closing of an underwritten public offering of equity securities of Aptas, no further draws on the Fund shall be permitted.

        2.     Requests for draws from the Fund shall be submitted to the undersigned by Aptas, accompanied by a certificate executed by the disinterested members of the Board of Directors of Aptas, confirming that ISx's cash balance is below $1,000,000. Requests for draws from the Fund shall be in increments of $100,000.

        3.     Advance requests made in accordance with paragraph 2 above will be honored by the undersigned by means of wire transfer to ISx within five (5) business days of receipt thereof. In the event that the undersigned fails to make such wire transfer to ISx within such five (5) day period, Aptas shall have the right, as its option and without foreclosing any other means of recourse, to setoff the amount not paid against STIC's Escrow Shares (as defined in the SPA), valued at $3.275 per share.

        4.     All amounts contributed to ISx by the undersigned pursuant to the Fund shall be treated as capital contributions to ISx, and not as a loan, equity investment or other advance of funds.

        5.     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        6.     This letter agreement may not be amended except in a writing signed by STIC and Aptas.

        If the foregoing terms are acceptable to you, please indicate your acceptance thereof in the space provided below.

Very truly yours,
Spencer Trask Intellectual Capital Company LLC
/s/ KEVIN B. KIMBERLIN Kevin B. Kimberlin Non-Member Manager
Agreed to and accepted this 14th day of April, 2005
INFORMATION SERVICES EXTENDED, INC.
By:	/s/ EDGAR DOWNS Name: Edgar Downs Title: President and Chief Executive Officer
APTAS, INC.
By:	/s/ PERRY EVANS Name: Perry Evans Title: President and Chief Executive Officer

Spencer Trask Intellectual Capital Company LLC
535 Madison Avenue, 18th Floor
New York, New York 10022

December 30, 2005

Information Services Extended, Inc.
6301 Northwest Fifth Way, Suite 4000
Fort Lauderdale, Florida 33309-6186
Attn: Chief Executive Officer

Local Matters, Inc.
1221 Auraria Parkway
Denver, Colorado 80204
Attn: Mr. Perry Evans
    President and Chief Executive Officer

Ladies and Gentlemen:

        The undersigned, Spencer Trask Intellectual Capital Company, LLC ("STIC"), entered into the Stock Purchase Agreement, dated as of April 14, 2005, by and among Local Matters, Inc. (f/k/a Aptas, Inc.) ("LMI"), STIC and International Business Machines Corporation ("IBM"), pursuant to which LMI acquired all the issued and outstanding shares of capital stock of Information Services Extended, Inc. ("ISx") (the "Transaction"). In connection with the Transaction, STIC delivered to ISx and LMI a letter agreement (the "Cash Support Agreement") dated April 14, 2005, pursuant to which STIC agreed to provide a cash contribution facility to ISx. On or around December 20, 2005, LMI exercised its right to rescind the Transaction pursuant to Section 1.2 of that certain Rescission Agreement, entered into by and among LMI, STIC, and IBM on April 14, 2005 (the "Rescission Agreement"), by delivering notice to STIC of its intent to rescind the Transaction ("Notice of Rescission"). On or around December 28, 2005, LMI agreed to rescind the Notice of Rescission.

        In consideration of the benefits to be derived by the undersigned from the rescission of the Notice of Rescission, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to amend the Cash Support Agreement as follows:

        Paragraph 1 shall be amended and restated in its entirety as follows:

        1.     The undersigned will provide a cash contribution facility (the "Fund") to ISx in the aggregate amount of up to $1,000,000. The Fund shall be used for bona fide working capital purposes only and for no other purpose. Following the earlier to occur of (i) June 30, 2006 and (ii) the closing of an underwritten public offering of equity securities of Aptas, no further draws on the Fund shall be permitted.

        All other provisions of the Cash Support Agreement shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

        If the foregoing terms are acceptable to you, please indicate your acceptance thereof in the space provided below.

Very truly yours,
Spencer Trask Intellectual Capital Company LLC
/s/ BRUNO LERER By: Bruno Lerer
Agreed to and accepted this day of December, 2005
INFORMATION SERVICES EXTENDED, INC.
By:	/s/ ERNEST J. SAMPIAS Name: Ernest J. Sampias Title: Treasurer
LOCAL MATTERS, INC.
By:	/s/ PERRY EVANS Name: Perry Evans Title: President and Chief Executive Officer

[Amended Cash Support Agreement]

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  Exhibit 10.19